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                                                               Exhibit No. 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Aquis Communications Group, Inc. (formerly known as Paging Partners Corporation) of our report for Source One Wireless, Inc. and Subsidiaries dated March 31, 2000, included in Amendment No. 1 to the Current Report of Aquis Communications Group, Inc. (Commission File No. 1-13002) dated January 31, 2000, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 28, 2000